Lineage, Inc. Reports Third-Quarter 2024 Financial Results

NOVI, Mich. – November 6, 2024 – Lineage, Inc. (NASDAQ: LINE) (the "Company"), the world’s largest global temperature-controlled warehouse REIT, today announced its financial results for the third quarter of 2024.
Third-Quarter 2024 Highlights
•Raised $5.1 billion in gross proceeds from the Company's July 2024 IPO, marking the largest IPO of the year and largest real estate IPO of all-time
•Total revenue increased 0.5% to $1.3 billion
•Net loss of ($543) million, or ($2.44) per diluted common share
•Total NOI increased 2.1% to $439 million
•Adjusted EBITDA increased 5.4% to $333 million; adjusted EBITDA margin increased 110bps to 24.9%
•AFFO increased 51.8% to $208 million; AFFO per share increased 20.0% to $0.90
•Used IPO proceeds to reduce $4.9 billion of debt; achieved investment grade credit ratings from Fitch and Moody's
•Declared initial quarterly dividend of $0.38 per share, representing annualized dividend rate of $2.11 per share
•Opened a new, fully automated cold storage warehouse in Hazleton, PA, the newest addition to Lineage’s automated facility portfolio backed by proprietary software and in-house automation teams
•Acquired ColdPoint Logistics for $223 million on November 1st, expanding Lineage’s existing presence in the strategic Kansas City market
"We are excited to report strong results for our first quarter as a public company, demonstrating our ability to perform well in various economic environments," said Greg Lehmkuhl, president and chief executive officer of Lineage, Inc. "We generated significant AFFO per share growth this quarter aided by our successful IPO and continued strong operating performance. Looking forward, we are well positioned to drive compounding growth, benefiting from our industry-leading real estate portfolio, innovative technology, and our strategic capital deployment engine. To that end, we are pleased to announce the acquisition of ColdPoint Logistics and we are excited to welcome them to the Lineage family."
2024 Outlook
The Company expects full-year 2024 Adjusted FFO (“AFFO”) per share of $3.16 to $3.20.
For the fourth quarter of 2024, the Company expects AFFO of $180 to $190 million, AFFO per share of $0.70 to $0.74, and low single-digit same warehouse NOI growth.
The Company's outlook excludes the impact of unannounced future acquisitions or developments.
Third-Quarter 2024 Financial Results Conference Call and Earnings Presentation with Supplemental
Please visit ir.lineage.com/events-and-presentations to view Lineage’s third-quarter 2024 earnings presentation and supplemental financial information.
Lineage will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the company’s third-quarter 2024 financial results. Interested parties may listen by visiting the Lineage Investor Relations website at ir.onelineage.com. A replay of the webcast will be available for approximately one year on the Company's investor relations website.

About Lineage
Lineage, Inc. (NASDAQ: LINE) is the world’s largest global temperature-controlled warehouse REIT with a network of over 480 strategically located facilities totaling over 84 million square feet and approximately 3.0 billion cubic feet of capacity across countries in North America, Europe, and Asia-Pacific. Coupling end-to-end supply chain solutions and technology, Lineage partners with some of the world’s largest food and beverage producers, retailers, and distributors to help increase distribution efficiency, advance sustainability, minimize supply chain waste, and, most importantly, feed the world. Learn more at onelineage.com and join us on LinkedIn, Facebook, Instagram, and X.

Investor Relations Contact	Media Contact
Evan Barbosa	Megan Hendricksen
VP, Investor Relations	VP, Global Marketing & Communications
ir@onelineage.com	pr@onelineage.com
Forward-Looking Statements
Certain statements contained in this Press Release, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed”, or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; other risks inherent in the real estate business, including customer defaults, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire those properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued increases and volatility in interest rates; increased power, labor or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; our failure to maintain our status as a real estate investment trust for U.S. federal income tax purposes; changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us, and any other risks discussed in the Company’s filings with the SEC, including our prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Should one of more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward-looking statements in this Press Release speak only as of the date of this Press Release, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events.
While the forward-looking statements are considered reasonable by the Company, they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and cannot be predicted with accuracy and may not be realized. There can be no assurance that the forward-looking statements can or will be attained or maintained. Actual operating results may vary materially from the forward-looking statements included in this Press Release.
Availability of Information on Lineage's Website and Social Media Channels
Investors and others should note that Lineage routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Lineage Investor Relations website. The Company uses these channels as well as social media channels (e.g., the Lineage LinkedIn account (linkedin.com/company/onelineage/); the Lineage Facebook account (facebook.com/lineagelogistics); the Lineage Instagram account (instagram.com/onelineage/); the Lineage X account (twitter.com/OneLineage)) as a means of disclosing information about the Company's business to our customers, colleagues, investors, and the public. While not all of the information that the Company posts to the Lineage Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Lineage to review the information that it shares at the Investor Relations link located at the top of the page on onelineage.com and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Lineage Investor Relations website at ir.onelineage.com. The contents of these websites are not incorporated by reference into this press release or any report or document Lineage files with the SEC, and any references to the websites are intended to be inactive textual references only.
Source: Lineage, Inc.

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$409	$68
Restricted cash	3	3
Accounts receivable, net	901	913
Inventories	175	171
Prepaid expenses and other current assets	111	101
Total current assets	1,599	1,256
Non-current assets:
Property, plant, and equipment, net	10,665	10,571
Finance lease right-of-use assets, net	1,305	1,243
Operating lease right-of-use assets, net	659	724
Equity method investments	120	113
Goodwill	3,444	3,394
Other intangible assets, net	1,221	1,280
Other assets	243	290
Total assets	$19,256	$18,871
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,276	$1,137
Accrued dividends and distributions	97	110
Deferred revenue	83	94
Current portion of long-term debt, net	39	24
Total current liabilities	1,495	1,365
Non-current liabilities:
Long-term finance lease obligations	1,296	1,305
Long-term operating lease obligations	632	692
Deferred income tax liability	322	370
Long-term debt, net	4,955	8,958
Other long-term liabilities	434	159
Total liabilities	9,134	12,849
Commitments and contingencies (Note 17)
Redeemable noncontrolling interests	39	349
Stockholders’ equity:
Common stock, $0.01 par value per share – 500 authorized shares; 228 issued and outstanding at September 30, 2024 and 162 issued and outstanding at December 31, 2023	2	2
Additional paid-in capital - common stock	10,744	5,961
Series A preferred stock, $0.01 par value per share – 100 authorized shares; no issued and outstanding shares at September 30, 2024 and less than 1 issued and outstanding shares, with an aggregate liquidation preference of $1 at December 31, 2023	—	1
Retained earnings (accumulated deficit)	(1,662)	(879)
Accumulated other comprehensive income (loss)	(58)	(34)
Total stockholders’ equity	9,026	5,051
Noncontrolling interests	1,057	622
Total equity	10,083	5,673
Total liabilities, redeemable noncontrolling interests, and equity	$19,256	$18,871

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(unaudited)
Net revenues	$1,335	$1,329	$4,001	$4,008
Cost of operations	897	899	2,672	2,694
General and administrative expense	143	122	394	361
Depreciation expense	156	137	478	402
Amortization expense	54	51	162	155
Acquisition, transaction, and other expense	592	19	612	45
Restructuring, impairment, and (gain) loss on disposals	8	4	23	11
Total operating expense	1,850	1,232	4,341	3,668
Income from operations	(515)	97	(340)	340
Other income (expense):
Equity income (loss), net of tax	—	(2)	(3)	(2)
Gain (loss) on foreign currency transactions, net	14	(5)	5	(9)
Interest expense, net	(82)	(126)	(369)	(357)
Gain (loss) on extinguishment of debt	(6)	—	(13)	—
Other nonoperating income (expense), net	1	(19)	1	(19)
Total other income (expense), net	(73)	(152)	(379)	(387)
Net income (loss) before income taxes	(588)	(55)	(719)	(47)
Income tax expense (benefit)	(45)	(5)	(48)	(8)
Net income (loss)	(543)	(50)	(671)	(39)
Less: Net income (loss) attributable to noncontrolling interests	(58)	(11)	(78)	(13)
Net income (loss) attributable to Lineage, Inc.	$(485)	$(39)	$(593)	$(26)

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on foreign currency hedges and interest rate hedges	(46)	(10)	(56)	(29)
Foreign currency translation adjustments	115	(78)	29	(29)
Comprehensive income (loss)	(474)	(138)	(698)	(97)
Less: Comprehensive income (loss) attributable to noncontrolling interests	(50)	(21)	(81)	(20)
Comprehensive income (loss) attributable to Lineage, Inc.	$(424)	$(117)	$(617)	$(77)

Basic earnings (loss) per share	$(2.44)	$(0.26)	$(3.54)	$(0.30)
Diluted earnings (loss) per share	$(2.44)	$(0.26)	$(3.54)	$(0.30)

Weighted average common shares outstanding:
Basic	210	162	178	162
Diluted	210	162	178	162

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY (Unaudited)
(in millions)

		Common Stock
	Redeemable noncontrolling interests	Number of shares	Amount at par value	Additional paid-in capital	Series A preferred stock	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interests	Total equity
Balance as of December 31, 2023	$349	162	$2	$5,961	$1	$(879)	$(34)	$622	$5,673
Distributions	(1)	—	—	—	—	—	—	(12)	(12)
Stock-based compensation	—	—	—	3	—	—	—	2	5
Other comprehensive income (loss)	—	—	—	—	—	—	(63)	(8)	(71)
Redemption of redeemable noncontrolling interests	(6)	—	—	—	—	—	—	—	—
Redemption of common stock	—	—	—	(25)	—	—	—	—	(25)
Expiration of redemption option	(92)	—	—	65	—	—	—	27	92
Accretion of redeemable noncontrolling interests	6	—	—	(6)	—	—	—	—	(6)
Net income (loss)	—	—	—	—	—	(40)	—	(8)	(48)
Reallocation of noncontrolling interests	—	—	—	(7)	—	—	—	7	—
Balance as of March 31, 2024	256	162	2	5,991	1	(919)	(97)	630	5,608
Common stock issuances, net of equity raise costs	—	—	—	1	—	—	—	—	1
Distributions	—	—	—	—	—	—	—	(12)	(12)
Stock-based compensation	—	—	—	4	—	—	—	2	6
Other comprehensive income (loss)	—	—	—	—	—	—	(22)	(3)	(25)
Redeemable noncontrolling interest adjustment	4	—	—	(4)	—	—	—	—	(4)
Accretion of redeemable noncontrolling interests	2	—	—	(2)	—	—	—	—	(2)
Net income (loss)	—	—	—	—	—	(68)	—	(12)	(80)
Reallocation of noncontrolling interests	—	—	—	(9)	—	—	—	9	—
Balance as of June 30, 2024	262	162	2	5,981	1	(987)	(119)	614	5,492
Common stock issuances, net of equity raise costs	—	65	—	4,873	—	—	—	—	4,873
Assumption of the Put Option liability	—	—	—	—	—	(103)	—	—	(103)
Dividends ($0.38 per common share) and other distributions ($0.38 per OP Unit and OPEU)	—	—	—	—	—	(87)	—	(13)	(100)

Stock-based compensation	—	2	—	147	—	—	—	13	160
Withholding of common stock for employee taxes	—	(1)	—	(46)	—	—	—	—	(46)
Other comprehensive income (loss)	—	—	—	—	—	—	61	8	69
Conversion of Management Profits Interests Class C units	—	—	—	(61)	—	—	—	61	—
Redemption of preferred shares and OPEUs	—	—	—	(46)	(1)	—	—	(29)	(76)
Reimbursement of Advance Distributions	—	—	—	—	—	—	—	198	198
Reclassification of the Preference Shares	(229)	—	—	(22)	—	—	—	—	(22)
Issuance of OPEUs and settlement of Class D Units	—	—	—	114	—	—	—	73	187
Redeemable noncontrolling interest adjustment	4	—	—	(4)	—	—	—	—	(4)
Accretion of redeemable noncontrolling interests	3	—	—	(3)	—	—	—	—	(3)
Net income (loss)	(1)	—	—	—	—	(485)	—	(57)	(542)
Reallocation of noncontrolling interests	—	—	—	(189)	—	—	—	189	—
Balance as of September 30, 2024	$39	228	$2	$10,744	$—	$(1,662)	$(58)	$1,057	$10,083

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY (Unaudited)
(in millions)

		Common Stock
	Redeemable noncontrolling interests	Number of shares	Amount at par value	Additional paid-in capital	Series A preferred stock	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interests	Total equity
Balance as of December 31, 2022	$298	160	$2	$5,915	$1	$(713)	$(37)	$641	$5,809
Common stock issuances, net of equity raise costs		2	—	140	—	—	—	—	140
Contributions from noncontrolling interests				3	—	—	—	2	5
Distributions	—	—	—	—	—	—	—	(12)	(12)
Stock-based compensation		—	—	3	—	—	—	2	5
Other comprehensive income (loss)	—	—	—	—	—	—	(8)	(1)	(9)
Redemption of common stock	—	—	—	(3)	—	—	—	—	(3)
Redemption of units issued as stock compensation	—	—	—	(9)	—	—	—	(1)	(10)
Redeemable noncontrolling interest adjustment	4			(4)	—	—	—	—	(4)
Accretion of redeemable noncontrolling interests	9			(9)	—	—	—	—	(9)
Net income (loss)	—	—	—	—	—	18	—	1	19
Reallocation of noncontrolling interests	—	—	—	(21)	—	—	2	19	—
Balance as of March 31, 2023	311	162	2	6,015	1	(695)	(43)	651	5,931
Common stock issuances, net of equity raise costs	—	—	—	2	—	—	—	—	2
Distributions	—	—	—	—	—	—	—	(12)	(12)
Stock-based compensation	—	—	—	4	—	—	—	2	6
Other comprehensive income (loss)	—	—	—	—	—	—	35	4	39
Accretion of redeemable noncontrolling interests	9			(9)	—	—	—	—	(9)
Net income (loss)	—	—	—	—	—	(5)	—	(3)	(8)
Reallocation of noncontrolling interests	—	—	—	(11)	—	—	—	11	—
Balance as of June 30, 2023	320	162	2	6,001	1	(700)	(8)	653	5,949
Distributions	—	—	—	—	—	—	—	(11)	(11)
Stock-based compensation	—	—	—	4	—	—	—	4	8
Other comprehensive income (loss)	(1)	—	—	—	—	—	(78)	(9)	(87)

Noncontrolling interests acquired in business combinations	7	—	—	—	—	—	—	—	—
Sale of noncontrolling interests	—	—	—	—	—	—	—	(4)	(4)
Redemption of units issued as stock compensation	—	—	—	(3)	—	—	—	—	(3)
Redeemable noncontrolling interest adjustment	(6)	—	—	6	—	—	—	—	6
Accretion of redeemable noncontrolling interests	9	—	—	(9)	—	—	—	—	(9)
Net income (loss)	—	—	—	—	—	(39)	—	(11)	(50)
Reallocation of noncontrolling interests	—	—	—	(10)	—	—	(1)	11	—
Balance as of September 30, 2023	$329	$162	$2	$5,989	$1	$(739)	$(87)	$633	$5,799

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Nine Months Ended September 30,
	2024	2023
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(671)	$(39)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for credit losses	3	4
Impairment of long-lived and intangible assets	33	2
Gain on insurance recovery (see Note 17, Commitments and contingencies)	(29)	—
Loss on sale of a subsidiary (see Note 4, Business combinations, asset acquisitions, and divestitures)	—	21
Depreciation and amortization	640	557
(Gain) loss on extinguishment of debt, net	13	—
Amortization of deferred financing costs and above/below market debt	16	16
Stock-based compensation	171	19
(Gain) loss on foreign currency transactions, net	(5)	9
Deferred income tax	(71)	(48)
Vesting of Class D interests	185	—
One-time Internalization expense to Bay Grove	200	—
Other operating activities	15	3
Changes in operating assets and liabilities (excluding effects of acquisitions):
Accounts receivable	17	36
Prepaid expenses, other assets, and other long-term liabilities	(26)	(33)
Inventories	(4)	6
Accounts payable and accrued liabilities and deferred revenue	(51)	3
Right-of-use assets and lease obligations	10	9
Net cash provided by operating activities	446	565
Cash flows from investing activities:
Acquisitions, net of cash acquired	(113)	(24)
Deposits on pending acquisitions	3	1
Purchase of property, plant, and equipment	(486)	(605)
Proceeds from sale of assets	6	13
Proceeds from insurance recovery on impaired long-lived assets	50	—
Other investing activity	4	(30)
Net cash used in investing activities	(536)	(645)
Cash flows from financing activities:
Capital contributions, net of equity raise costs	—	142
Issuance of common stock in IPO, net of equity raise costs	4,879	—
Distributions to stockholders	(89)	—
Distributions to noncontrolling interests	(49)	(35)
Redemption of redeemable noncontrolling interests	(6)	—
Repurchase of common shares for employee income taxes on stock-based compensation	(46)	—
Financing fees	(45)	—
Proceeds from long-term debt	2,481	—
Repayments of long-term debt and finance leases	(7,087)	(72)
Payment of deferred and contingent consideration liabilities	(46)	(33)
Borrowings on revolving line of credit	3,804	825
Repayments on revolving line of credit	(3,264)	(813)
Redemption of units issued as stock compensation	(2)	(13)
Redemption of common stock	(25)	(3)
Redemption of OPEUs	(75)	—
Other financing activity	(2)	(8)
Net cash provided by (used in) financing activities	428	(10)
Impact of foreign exchange rates on cash, cash equivalents, and restricted cash	3	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	341	(90)
Cash, cash equivalents, and restricted cash at the beginning of the period	71	202
Cash, cash equivalents, and restricted cash at the end of the period	$412	$112

Global Warehousing Segment
The following table presents the operating results of our global warehousing segment for the three months ended September 30, 2024 and 2023.

	Three Months Ended September 30,
	2024	2023		Change
	(in millions except revenue per pallet)
Warehouse storage	$508	$515		(1.4)%
Warehouse services	464	445		4.3%
Total global warehousing segment revenues	972	960		1.3%
Power	58	58		—%
Labor(1)	352	352		—%
Other warehouse costs(2)	179	183		(2.2)%
Total global warehousing segment cost of operations	589	593		(0.7)%
Global warehousing segment NOI	$383	$367		4.4%
Total global warehousing segment margin	39.4%	38.2%	120	bps

Number of warehouse sites	468	457

Warehouse storage(3)
Average economic occupancy
Average occupied economic pallets (in thousands)	8,078	8,127		(0.6)%
Economic occupancy percentage	82.0%	84.3%	(230)	bps
Storage revenue per economic occupied pallet	$62.85	$63.36		(0.8)%
Average physical occupancy
Average physical occupied pallets (in thousands)	7,431	7,485		(0.7)%
Average physical pallet positions (in thousands)	9,849	9,635		2.2%
Physical occupancy percentage	75.4%	77.7%	(230)	bps
Storage revenue per physical occupied pallet	$68.32	$68.79		(0.7)%
Warehouse services(3)
Throughput pallets (in thousands)	13,188	12,948		1.9%
Warehouse services revenue per throughput pallet	$32.21	$31.31		2.9%
__________________
1.Labor cost of operations excludes $1 million of stock-based compensation expense for the three months ended September 30, 2024.
2.Includes real estate rent expense of $25 million and $24 million for the three months ended September 30, 2024 and 2023, respectively; and non-real estate rent expense (equipment lease and rentals) of $3 million and $5 million for the three months ended September 30, 2024 and 2023, respectively.
3.Warehouse storage and warehouse services metrics exclude managed sites.

Global Warehousing Segment
The following table presents the operating results of our warehouse segment for the nine months ended September 30, 2024 and 2023.

Nine Months Ended September 30,
2024	2023	Change
(in millions except revenue per pallet)
Warehouse storage	$1,534	$1,545	(0.7)%
Warehouse services	1,373	1,337	2.7%
Total global warehousing segment revenues	2,907	2,882	0.9%
Power	155	156	(0.6)%
Labor(1)	1,062	1,042	1.9%
Other warehouse costs(2)	538	550	(2.2)%
Total global warehousing segment cost of operations	1,755	1,748	0.4%
Global warehousing segment NOI	$1,152	$1,134	1.6%
Total global warehousing segment margin	39.6%	39.3%	30	bps

Number of warehouse sites	468	457

Warehouse storage(3)
Average economic occupancy
Average occupied economic pallets (in thousands)	8,121	8,214	(1.1)%
Economic occupancy percentage	82.8%	85.6%	(280)	bps
Storage revenue per economic occupied pallet	$188.87	$187.87	0.5%
Average physical occupancy
Average physical occupied pallets (in thousands)	7,504	7,656	(2.0)%
Average physical pallet positions (in thousands)	9,803	9,597	2.1%
Physical occupancy percentage	76.5%	79.8%	(330) bps
Storage revenue per physical occupied pallet	$204.39	$201.56	1.4%
Warehouse services(3)
Throughput pallets (in thousands)	39,239	38,437	2.1%
Warehouse services revenue per throughput pallet	$32.08	$31.93	0.5%
_______________
1.Excludes $1 million of stock-based compensation expense for the nine months ended September 30, 2024.
2.Includes real estate rent expense of $75 million and $71 million for the nine months ended September 30, 2024 and 2023, respectively; and non-real estate rent expense (equipment lease and rentals) of $12 million and $16 million for the nine months ended September 30, 2024 and 2023, respectively.
3.Warehouse storage and warehouse services metrics exclude managed sites.

Same Warehouse Results
The following tables present revenues, cost of operations, same warehouse NOI, and margins for our same warehouses for the three and nine months ended September 30, 2024 and September 30, 2023.

	Three Months Ended September 30,
	2024	2023		Change
	(in millions except revenue per pallet)
Warehouse storage	$441	$455		(3.1)%
Warehouse services	402	393		2.3%
Total same warehouse revenues	843	848		(0.6)%
Power	50	50		—%
Labor	306	311		(1.6)%
Other warehouse costs	150	158		(5.1)%
Total same warehouse cost of operations	506	519		(2.5)%
Same warehouse NOI	$337	$329		2.4%
Total same warehouse margin	40.0%	38.8%	120	bps

Number of same warehouse sites	411	411

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	7,005	7,172		(2.3)%
Economic occupancy percentage	84.1%	86.0%	(190)	bps
Storage revenue per economic occupied pallet	$62.92	$63.50		(0.9)%
Physical occupancy
Average physical occupied pallets (in thousands)	6,461	6,604		(2.2)%
Average physical pallet positions (in thousands)	8,331	8,341		(0.1)%
Physical occupancy percentage	77.6%	79.2%	(160)	bps
Storage revenue per physical occupied pallet	$68.22	$68.95		(1.1)%
Warehouse services(1)
Throughput pallets (in thousands)	11,272	11,471		(1.7)%
Warehouse services revenue per throughput pallet	$32.45	$31.29		3.7%
__________________
1.Warehouse storage and warehouse services metrics exclude managed sites.

Nine Months Ended September 30,
2024	2023	Change
(in millions except revenue per pallet)
Warehouse storage	$1,325	$1,367	(3.1)%
Warehouse services	1,190	1,189	0.1%
Total same warehouse revenues	2,515	2,556	(1.6)%
Power	133	136	(2.2)%
Labor	922	923	(0.1)%
Other warehouse costs	449	476	(5.7)%
Total same warehouse cost of operations	1,504	1,535	(2.0)%
Same warehouse NOI	$1,011	$1,021	(1.0)%
Total same warehouse margin	40.2%	39.9%	30	bps

Number of same warehouse sites	411	411

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	7,038	7,286	(3.4)%
Economic occupancy percentage	84.3%	87.3%	(300)	bps
Storage revenue per economic occupied pallet	$188.22	$187.61	0.3%
Physical occupancy
Average physical occupied pallets (in thousands)	6,499	6,772	(4.0)%
Average physical pallet positions (in thousands)	8,350	8,342	0.1%
Physical occupancy percentage	77.8%	81.2%	(340)	bps
Storage revenue per physical occupied pallet	$203.81	$201.86	1.0%
Warehouse services(1)
Throughput pallets (in thousands)	33,586	34,259	(2.0)%
Warehouse services revenue per throughput pallet	$32.34	$31.84	1.6%
_______
1.Warehouse storage and warehouse services metrics exclude managed sites.

Non-Same Warehouse Results
The following tables present revenues, cost of operations, non-same warehouse NOI, and margins for our non-same warehouses for the three and nine months ended September 30, 2024 and 2023.

	Three Months Ended September 30,
	2024	2023		Change
	(in millions except revenue per pallet)
Warehouse storage	$67	$60		11.7%
Warehouse services	62	52		19.2%
Total non-same warehouse revenues	129	112		15.2%
Power	8	8		—%
Labor	46	41		12.2%
Other warehouse costs	29	25		16.0%
Total non-same warehouse cost of operations	83	74		12.2%
Non-same warehouse NOI	$46	$38		21.1%
Total non-same warehouse margin	35.7%	33.9%	180	bps

Number of non-same warehouse sites	57	46

Warehouse storage (1)
Economic occupancy
Average occupied economic pallets (in thousands)	1,073	955		12.4%
Economic occupancy percentage	70.7%	73.8%	(310)	bps
Storage revenue per economic occupied pallet	$62.41	$62.36		0.1%
Physical occupancy
Average physical occupied pallets (in thousands)	970	881		10.1%
Average physical pallet positions (in thousands)	1,518	1,294		17.3%
Physical occupancy percentage	63.9%	68.1%	(420)	bps
Storage revenue per physical occupied pallet	$69.02	$67.62		2.1%
Warehouse services (1)
Throughput pallets (in thousands)	1,916	1,477		29.7%
Warehouse services revenue per throughput pallet	$30.80	$31.44		(2.0)%
__________________
1.Warehouse storage and warehouse services metrics exclude managed sites.

	Nine Months Ended September 30,
	2024	2023		Change
	(in millions except revenue per pallet)
Warehouse storage	$209	$178		17.4%
Warehouse services	183	148		23.6%
Total non-same warehouse revenues	392	326		20.2%
Power	22	20		10.0%
Labor	140	119		17.6%
Other warehouse costs	89	74		20.3%
Total non-same warehouse cost of operations	251	213		17.8%
Non-same warehouse NOI	$141	$113		24.8%
Total non-same warehouse margin	36.0%	34.7%	130	bps

Number of non-same warehouse sites	57	46

Warehouse storage (1)
Economic occupancy
Average occupied economic pallets (in thousands)	1,083	928		16.7%
Economic occupancy percentage	74.5%	73.9%	60	bps
Storage revenue per economic occupied pallet	$193.11	$189.94		1.7%
Physical occupancy
Average physical occupied pallets (in thousands)	1,005	884		13.7%
Average physical pallet positions (in thousands)	1,453	1,255		15.8%
Physical occupancy percentage	69.2%	70.4%	(120)	bps
Storage revenue per physical occupied pallet	$208.10	$199.29		4.4%
Warehouse services (1)
Throughput pallets (in thousands)	5,653	4,178		35.3%
Warehouse services revenue per throughput pallet	$30.49	$32.66		(6.6)%
__________________
1. Warehouse storage and warehouse services metrics exclude managed sites.

Global Integrated Solutions Segment
The following tables presents the operating results of our global integrated solutions segment for the three and nine months ended September 30, 2024 and 2023.

	Three Months Ended September 30,
	2024	2023	Change
	(in millions)
Global Integrated Solutions segment revenues	$363	$369	(1.6)%
Global Integrated Solutions segment cost of operations	307	306	0.3%
Global Integrated Solutions segment NOI	$56	$63	(11.1)%
Global Integrated Solutions margin	15.4%	17.1%	(170)	bps

	Nine Months Ended September 30,
	2024	2023	Change
	(in millions)
Global Integrated Solutions segment revenues	$1,094	$1,126	(2.8)%
Global Integrated Solutions segment cost of operations	916	946	(3.2)%
Global Integrated Solutions segment NOI	$178	$180	(1.1)%
Global Integrated Solutions margin	16.3%	16.0%	30	bps
Capital Expenditures
Maintenance Capital Expenditures
The following table sets forth our recurring maintenance capital expenditures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)
Global warehousing	$38	$34	$92	$87
Global integrated solutions	1	9	10	18
Information technology and other	6	7	21	15
Maintenance capital expenditures	$45	$50	$123	$120
Integration Capital Expenditures
The following table sets forth our integration capital expenditures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)
Global warehousing	$14	$13	$32	$27
Global integrated solutions	—	3	1	20
Information technology and other	5	1	18	12
Integration capital expenditures	$19	$17	$51	$59

External Growth Capital Investments
The following table sets forth our external growth capital investments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)
Acquisitions, including equity issued and net of cash acquired and adjustments	$40	$8	$113	$24
Greenfield and expansion expenditures	66	56	197	220
Energy and economic return initiatives	24	23	71	91
Information technology transformation and growth initiatives	23	21	50	56
External growth capital investments	$153	$108	$431	$391

Non-GAAP Financial Measures Reconciliations
Reconciliation of NOI to Net Income (Loss)

	Three months ended June 30,		Nine months ended June 30,
	2024	2023	2024	2023
	(Dollars in millions)		(Dollars in millions)
Net income (loss)	$(543)	$(50)	$(671)	$(39)
Stock-based compensation expense in cost of operations	1	—	1	—
General and administrative expense	143	122	394	361
Depreciation expense	156	137	478	402
Amortization expense	54	51	162	155
Acquisition, transaction, and other expense	592	19	612	45
Restructuring, impairment, and (gain) loss on disposals	8	4	23	11
Equity (income) loss, net of tax	—	2	3	2
(Gain) loss on foreign currency transactions, net	(14)	5	(5)	9
Interest expense, net	82	126	369	357
(Gain) loss on extinguishment of debt	6	—	13	—
Other nonoperating (income) expense, net	(1)	19	(1)	19
Income tax expense (benefit)	(45)	(5)	(48)	(8)
NOI	$439	$430	$1,330	$1,314

Reconciliation of EBITDA, EBITDAre, and Adjusted EBITDA to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net income (loss)	$(543)	$(50)	$(671)	$(39)
Adjustments:
Depreciation and amortization expense	210	188	640	557
Interest expense, net	82	126	369	357
Income tax expense (benefit)	(45)	(5)	(48)	(8)
EBITDA	$(296)	$259	$290	$867
Adjustments:
Net loss (gain) on sale of real estate assets	2	5	5	7
Impairment write-downs on real estate property	4	1	9	2
Allocation of EBITDAre of noncontrolling interests	(1)	—	(2)	(2)
EBITDAre	$(291)	$265	$302	$874
Adjustments:
Net (gain) loss on sale of non-real estate assets	—	(1)	(2)	(3)
Other nonoperating (income) expense, net	(1)	19	(1)	19
Acquisition, restructuring, and other	470	20	496	50
Technology transformation	5	—	15	—
(Gain) loss on property destruction	(5)	—	(4)
Interest expense and tax expense from unconsolidated JVs	2	—	4	2
Depreciation and amortization expense from unconsolidated JVs	2	1	5	4
(Gain) loss on foreign currency exchange transactions, net	(14)	5	(5)	9
Stock-based compensation expense	160	8	171	19
(Gain) loss on extinguishment of debt	6	—	13	—
Allocation adjustments of noncontrolling interests	(1)	(1)	—	(1)
Adjusted EBITDA	$333	$316	$994	$973
Net revenues	$1,335	$1,329	$4,001	$4,008
Adjusted EBITDA margin	24.9%	23.8%	24.8%	24.3%

Reconciliation of FFO, Core FFO, and Adjusted FFO to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share information)	2024	2023	2024	2023
Net income (loss)	$(543)	$(50)	$(671)	$(39)
Adjustments:
Real estate depreciation	89	82	265	238
In-place lease intangible amortization	1	2	6	6
Net loss (gain) on sale of real estate assets	2	4	5	7
Impairment write-downs on real estate property	4	—	9	2
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	1	1	2	3
Allocation of noncontrolling interests	—	—	(1)	—
FFO	$(446)	$39	$(385)	$217
Adjustments:
Net (gain) loss on sale of non-real estate assets	—	(1)	(2)	(3)
Finance lease ROU asset amortization - real estate related	17	18	53	53
Other nonoperating (income) expense, net	(1)	19	(1)	19
Acquisition, restructuring, and other	473	19	500	50
Technology transformation	5	—	15	—
(Gain) loss on property destruction	(5)	—	(4)	—
(Gain) loss on foreign currency transactions, net	(14)	5	(5)	9
(Gain) loss on extinguishment of debt	6	—	13	—
Core FFO	$35	$99	$184	$345
Adjustments:
Non-real estate depreciation and amortization	93	81	294	243
Finance lease ROU asset amortization - non-real estate	8	5	21	16
Amortization of deferred financing costs	5	4	16	14
Amortization of debt discount / premium	1	—	1	1
Deferred income taxes expense (benefit)	(47)	(16)	(71)	(48)
Straight line net operating rent	(1)	2	(3)	4
Amortization of above market leases	—	—	—	1
Amortization of below market leases	—	—	(1)	(1)
Stock-based compensation expense	160	9	171	19
Recurring maintenance capital expenditures	(45)	(48)	(123)	(119)
Allocation related to unconsolidated JVs	1	1	4	2
Allocation of noncontrolling interests	(2)	—	(1)	(1)
Adjusted FFO	$208	$137	$492	$476

Reconciliation of weighted average common shares outstanding:
Weighted average common shares outstanding	210	162	178	162
Partnership common units and OP Units held by Non-Company LPs	21	20	20	20
Equity compensation and other unvested units	1	—	2	—
Adjusted diluted weighted average common shares outstanding	232	182	200	182
Adjusted FFO per diluted common share	$0.90	$0.75	$2.46	$2.61

Non-GAAP Financial Measures Notes
We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, and Adjusted EBITDA. We also use same warehouse and non-same warehouse metrics described above.
We calculate total segment NOI (or “NOI”) as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense. We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly-captioned metrics in a manner different than we do.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defined as earnings before interest income or expense, taxes, depreciation and amortization, net loss or gain on sale of real estate, net of withholding taxes, impairment write-downs on real estate property, and adjustments to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies.
We also calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense, loss or gain on debt extinguishment and modification, impairment of investments in non-real estate, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre and Adjusted EBITDA have limitations as analytical tools, including the following:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.
We use EBITDA, EBITDAre, and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above described measure of our operations across periods.
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, non-real estate impairments, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our condensed consolidated financial statements included elsewhere in this Quarterly Report. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do.
We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant.